                                                                  Exhibit 23.3



                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Merrill Corporation of our report dated March 29, 1999 relating to the financial statements and financial statement schedule of Merrill Corporation which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
St. Paul, Minnesota
February 18, 2000